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                  SHENZHEN HENGTAIFENG TECHNOLOGY CO., LTD.
                               No. 5 Floor 6, Block A
                                Skyworth Building
                             Hi-tech Industrial Park
                                  Nanshan District
                                Shenzhen 518057 P.R. China


                                                      August 12, 2005

Warner Technology and Investment Corp.
100 Wall Street, 15th Floor
New York, New York 10005

Attn: Huakang Zhou, President

Dear Mr. Zhou:

Reference is made to (a) the agreement, dated October 18, 2003 between Shenzhen Hengtaifeng Technology Co., Ltd. ("HTF") and Warner Technology and Investment Corp. ("Warner") (the "Initial Agreement"), (b) Amendment No. 1
thereto, dated January         16, 2005 ("Amendment No. 1") and (c) Amendment
No. 2 thereto dated August 10, 2005 ("Amendment No. 2").

Warner and HTF have agreed to restructure the terms of their relationship. In order to effect such restructuring, Warner and HTF hereby agree as follows:

1. The Initial Agreement, Amendment No. 1 and Amendment No. 2 are each rescinded ab initio.

2. Warner hereby agrees to provide consulting services to CIEC and HTF in order for such corporations to consummate all of the actions referred to in Section 3 hereof. HTF agrees that in substitution for all of the consideration payable by HTF to Warner pursuant to the Initial Agreement, on or prior to the consummation of a share exchange whereby all of the stockholders of China International Enterprises Corp. (the parent company of HTF) shall exchange all of their shares of China International Enterprises Corp. ("CIEC") common stock for common stock of Moving Bytes Inc., a Canadian corporation ("Moving Bytes") whose common stock is quoted on the Over-the-Counter Bulletin Board, HTF shall pay to Warner the sum of $350,000 as a fee and as an advance non-accountable expense reimbursement for the expenses set forth in Section 3 hereof which Warner agrees to pay.

3. Until a Current Report on Form 8-K (including any amendments thereto to include required financial statements) is filed with the Securities and Exchange Commission to report the acquisition of CIEC by Moving Bytes, Warner agrees to pay all fees and disbursements of all legal counsel and auditors to Moving Bytes and CIEC in connection with all of the following transactions: the preparation and filing of the Registration Statement on Form SB-2 for CIEC, including the withdrawal of such registration statement; the preparation and filing of all periodic reports of Moving Bytes under the Securities Exchange Act of 1934; the

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allocation of the shares of common stock of CIEC pursuant to an allocation agreement between CIEC and its existing stockholders; and the share exchange between the stockholders of CIEC and Moving Bytes pursuant to which CIEC shall become a wholly owned subsidiary of Moving Bytes. In addition, Warner shall pay all fees and disbursement of legal counsel and auditors in connection with the re-domicile of Moving Bytes into a jurisdiction in the United States and the change of name of Moving Bytes to a name selected by HTF, a reverse stock split of the shares of Moving Bytes and the election of designees of HTF as directors and officers of Moving Bytes.

4. Immediately prior to the consummation of the share exchange between the stockholders of CIEC and Moving Bytes, Warner agrees to assume, and to cause David Zhou, jointly and severally to assume, all of the assets and all of the liabilities of Moving Bytes pursuant to an assignment and assumption agreement substantially in the form of Exhibit A hereto.

5. This Agreement shall be governed in all respects by the laws of the State of New York without giving effect to the conflicts of laws principles thereof. All suits, actions or proceedings arising out of, or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in any court of competent subject matter jurisdiction sitting in New York, New York. Each of the parties hereto by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the exclusive personal jurisdiction of any such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in
Section 8 hereof; and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar basis.

6. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the permitted successors and assigns of the parties to this Agreement.

7. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and merge all prior discussions, negotiations, proposals and offers (written or oral) between them, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

8. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

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      If to CIEC or HFT, to:

      Mr. Li Yuan Qing
      Heng Xing Technology Group Development Limited, and
      Shenzhen Hengtaifeng Technology Co., Ltd.
      No. 5 Floor 6, Block A
      Skyworth Building
      Hi-tech Industrial Park
      Nanshan District
      Shenzhen 518057 P.R. China


      If to Warner, to:

      Warner Technology and Investment Corp.
      100 Wall Street, 15th Floor
      New York, New York 10005
      Attn: Huakang Zhou
      Fax: 212-785-5867


or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this
Section 8 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 8.

9. Except as expressly provided in this Agreement, no delay or omission to exercise any right, power or remedy accruing to any other party hereto or its successors or assigns, upon any breach or default by another party hereto under this Agreement shall impair any such right, power or remedy of such other party or its successors or assigns, as the case may be, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of a waiver of or acquiescence in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring; provided, however, that this Section 9 shall not be interpreted to extend the date or time for any right, privilege or option beyond that expressly set forth elsewhere in this Agreement. Any waiver, permit, consent or approval of any kind or character on

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the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under the Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

10. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. This Agreement may be delivered by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

11. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

12. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting the Agreement.

13. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of the Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder and any applicable common law, unless the context requires otherwise. The word "including" shall mean including without limitation and is used in an illustrative sense rather than a limiting sense. Terms used with initial capital letters will have the meanings specified, applicable to singular and plural forms, for all purposes of the Agreement. Reference to any gender will be deemed to include all genders and the neutral form.

15. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as they other party may reasonable request for the purpose of carrying out the intent of the Agreement and the documents referred to in the Agreement.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHENZHEN HENGTAIFENG TECHNOLOGY CO., LTD.



By:   ________________________


Title:   ________________________






WARNER TECHNOLOGY AND INVESTMENT CORP.


By:____________________
       Name:  Huakang Zhou
       Title: President

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                                    EXHIBIT A

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement dated ________, 2005 ("Assignment Agreement") between Warner Technology and Investment Corp. ("Warner"), a New Jersey corporation, its principal shareholder Huakang Zhou ("Zhou") (Warner and Zhou jointly hereinafter as "Transferees") and Moving Bytes Inc., a Canadian corporation ("MBYTF").

For value received, the sufficiency of which is hereby acknowledged, it hereby is agreed:

1. MBYTF hereby assigns, transfers and conveys to Warner all of its rights and interests in and to all of the assets of MBYTF of ever kind and nature as of the date hereof, other than the books and records of MBYTF (the "Assets").

2. MBYTF hereby sells, assigns, transfers, conveys and delivers to Warner, and Warner hereby accepts, all of MBYTF's rights, title and interests whatsoever in and to all of the Assets.

3. Transferees hereby jointly and severally assume and agree to timely pay or discharge MBYTF's obligations with respect to all of the liabilities of MBYTF of any kind or nature existing as of the date hereof or arising out of any events occurring prior to the date hereof (the "Assumed Liabilities").

4. MBYTF represents that it has the full right, power and authority to assign, transfer and convey the Assets to Warner.

5. Transferees hereby accept the foregoing assignment and assumes and agree to perform all of the duties and obligations to be performed by MBYTF after the date hereof under the terms of the Assumed Liabilities. Transferees agree to indemnify and hold MBYTF and its directors, officers, shareholders, affiliates and subsidiaries harmless from any liability or claims for performance or non-performance by Transferees of such duties and obligations.

6. MBYTF hereby constitutes and appoints Warner and its successors and assigns, the true and lawful attorney of MBYTF, with full power of substitution, in the name and stead of MBYTF, but on behalf of and for the benefit of Warner, its successors and assigns, to demand and receive any and all of the Assets which are hereby assigned, transferred, conveyed and delivered to Warner , and from time to time to institute and prosecute actions, suits and demands in the name of MBYTF, or otherwise, for the benefit of Warner , its successors or assigns, which Warner, its successors or assigns, may deem proper in order to collect or

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reduce to possession any of such Assets or to enforce any claim or right of any kind in respect thereof and to do all acts and things in relation to such Assets which Warner, its successors or assigns, deem desirable, MBYTF hereby declares that the foregoing powers are coupled with an interest and are not revocable and will not be revoked by MBYTF.

7. MBYTF hereby agrees that it, from time to time, at the reasonable request of Warner and without further consideration, will execute and deliver such further instruments of conveyance, transfer and assignment and will take such other action as Warner reasonably may request in order more effectively to convey and transfer to Warner the Assets transferred hereunder.

10. This instrument will be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, MBYTF has caused this Assignment and Assumption Agreement to be signed on its behalf by its duly authorized officers and its corporate seal to be hereunto affixed, and Transferees have signed this Assignment and Assumption Agreement, all as of the day and year first above written.

 WARNER TECHNOLOGY AND INVESTMENT CORP.

By:____________________________
      Huakang Zhou
      President

--------------------------------
  Huakang Zhou

MOVING BYTES INC.

By:____________________________